THIRD AMENDMENT
TO THE
2000 STOCK OPTION PLAN
OF
COUNTRYWIDE CREDIT INDUSTRIES, INC.

      WHEREAS, Countrywide Credit Industries, Inc. (the "Company") established the Countrywide Credit Industries, Inc. 2000 Stock Option Plan (the "Plan") effective July 12, 2000; and

      WHEREAS, the Company desires to amend the Plan to provide for the grant of stock options to non-employee directors of affiliated companies of the Company;

      NOW THEREFORE, the Plan shall be amended as follows effective June 19, 2001:

  Section 4, entitled “Persons Eligible Under Plan,” shall have the first sentence of the paragraph deleted in its entirety and a new first sentence inserted in its place to read as follows:

  “Any employee of the Company or a Subsidiary, or any nonemployee director of an affiliated company (“Nonemployee Affiliate Director”), designated by the Committee as eligible to receive Options subject to the conditions set forth herein shall be eligible to receive a grant of an Option under this Plan (an “Eligible Person”).”

  Section 6.5, entitled “Termination of Employment or Service” shall have the introductory language to this Section deleted in its entirety and new introductory language inserted in its place as follows:

  “Unless otherwise provided in an Option Document, an Option shall terminate upon or following an Optionee’s termination of employment with the Company and its Subsidiaries, service as an Nonemployee Affiliate Director, and service as a Nonemployee director of the Company and its Subsidiaries as follows:"

  Section 6.5 is further amended with respect to subparagraphs (a), (b), (c), (d) and (e) by inserting the language “or Nonemployee Affiliate Director” immediately following the term “Nonemployee Director” in every case.

      IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by its duly authorized officer this 19th day of June 2001.

Countrywide Credit Industries, Inc.

By:
Anne McCallion
Managing Director,
Chief Administrative Officer

Attest:

Jordan Dorchuck
Assistant Secretary